NextPlay Technologies, Inc. 8-K/A

Exhibit 99.2

Hotplay Enterprise Limited

Consolidated Financial Statements

(Expressed in United States Dollars)

For the Three Months Ended May 31 , 2021 and 2020

HOTPLAY ENTERPRISE LIMITED

Consolidated Balance Sheets (Unaudited)

As of May 31, 2021

(Expressed in United States Dollars)

	May 31, 2021	February 28 , 2021
Assets
Current assets
Cash and cash equivalents	$1,069,856	$444,920
Amount due from related parties	25,037	—
Advance payment to a related party	149,533	—
Convertible notes receivable – related party	15,000,000	3,000,000
Prepaid expense and other current assets	264,096	235,746
Total current assets	16,508,522	3,235,746

Non-current assets
Property and equipment, net	37,423	25,793
Intangible assets, net	8,056,112	7,759,603
TOTAL ASSETS	$24,602,057	$11,466,062

Liabilities
Current liabilities
Accounts payable and accrued expenses	$303,078	$343,941
Amount due to related parties	96,308	38,260
Convertible Notes Payable, related party	12,000,000	—
Notes payable – related parties	800,000	1,053,082
Deferred revenue, related party	2,000,000	—
Other current liabilities	10,973	11,163
TOTAL LIABILITIES	15,210,359	1,446,446

Commitments and contingencies

Equity
Common stock, $100.00 par value; 144,000 authorized; 144,000 shares issued and outstanding as of February 28 , 2021 and May 31, 2021	14,400,000	14,400,000
Additional paid in capital	(2,800,019)	(2,800,019)
Accumulated deficits	(1,597,436)	(1,200,309)
Accumulated other comprehensive income	(15,270)	10,221
Total deficit attributable to Hotplay Enterprise Limited	9,987,275	10,409,893
Non-controlling interests	(595,577)	(390,277)
TOTAL EQUITY	9,391,698	10,019,616

TOTAL LIABILITIES AND EQUITY	$24,602,057	$11,466,062

The accompanying notes are an integral part of these unaudited consolidated financial statements .

HOTPLAY ENTERPRISE LIMITED

Consolidated Statement of Comprehensive Loss

For the three months ended May 31, 2021 and 2020

(Unaudited)

(Expressed in United States Dollars)	May 31, 2021	May 31, 2020
Operating Expenses
General and administrative	$137,909	$11,934
Salaries and benefits	178,126	35,243
Technology and development	55,794	—
Selling and promotions expense	27,138	—
Depreciation and Amortization	134,758	63,332
Total Expense	533,725	110,509

Operating Loss	(533,725)	(110,509)

Other Income (Expense)
Foreign Exchange Loss	(1,289)	—
Interest expense - net	(40,958)	(7,901)
Other income	77	—
Total other expense	(42,170)	(7,901)

Loss before income taxes	(575,895)	(118,410)

Net Loss	(575,895)	(118,410)

Share of non-controlling interests	(178,768)	(118,410)

Net (loss) attributable to parent	(397,127)	—

Comprehensive loss:
Net loss	$(575,895)	$(118,410)

Other comprehensive income (loss):
Foreign currency translation adjustments	(52,023)	(401)
Total other comprehensive loss	(627,198)	(118,811)
Comprehensive loss attributable to non-controlling interests	(205,300)	(118,811)
Comprehensive loss attributable to Hotplay Enterprise Limited	$(422,618)	$—

Weighted average number of common shares outstanding
Basic and diluted	144,000	120,000

Basic and diluted net (loss) per share	($2.76)	—

The accompanying notes are an integral part of these unaudited consolidated financial statements .

HOTPLAY ENTERPRISE LIMITED

Consolidated Statement of Changes in Shareholders’ Equity

(Expressed in United States Dollars)

For the three months ended May 31, 2021

(Unaudited)

	Common Stock	Additional paid in capital	Accumulated deficit	Accumulated other comprehensive income	Shareholders’ equity	Non-controlling interests	Total shareholders’ equity

Balance at March 1, 2021	14,400,000	(2,800,019)	(1,200,309)	10,221	10,409,893	(390,277)	10,019,616
Net loss for the period	—	—	(397,127)	—	(397,127)	(178,768)	(575,895)
Foreign currency translation adjustment	—	—	—	(25,491)	(25,491)	(26,532)	(52,023)
Balance at May 31 , 2021	14,400,000	(2,800,019)	(1,597,436)	(15,270)	9,987,275	(595,577)	9,391,698

The accompanying notes are an integral part of these unaudited consolidated financial statements .

HOTPLAY ENTERPRISE LIMITED

Consolidated Statement of Cash Flow

For the three months ended May 31, 2021 and 2020

(Unaudited)

(Expressed in United States Dollars)

	May 31, 2021	May 31, 2020
CASH FLOWS USED IN OPERATING ACTIVITIES:
Net loss	$(575,895)	$(118,410)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,681	—
Amortization of intangible assets	133,077	63,332
Changes in operating assets and liabilities:
Amounts due from related parties	(25,037)	—
Advance payment to a related party	(149,533)	—
Prepaid expense and other current assets	(28,350)	(40,371)
Account Payable and accrued expenses	(40,863)	111,058
Amounts due to related parties	58,764	8,027
Deferred revenues, a related party	2,000,000	—
Other current liabilities	(190)	7,118
Net cash used in operating activities	1,373,654	30,754

CASH FLOWS USED IN INVESTING ACTIVITIES:
Convertible notes receivable – related party	(12,000,000)	—
Additions of intangible assets – related party	(479,865)	(575,579)
Additions of intangible assets	(21,930)	—
Purchases of property and equipment	(14,019)	(9,309)
Net cash used in investing activities	(12,515,814)	(584,888)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes payable – related party	12,000,000	—
Proceeds from notes payable – related parties	—	570,666
Repayment of notes payable – related party	(223,937)	—
Net cash generated from financing activities	11,776,063	570,666

Net Increase in cash and cash equivalents	633,903	16,532
Foreign currency translation adjustments	(8,967)	(804)
Cash and cash equivalents brought forward	444,920	—
Cash and cash equivalents at the end of the period	$1,069,856	15,728

Supplemental disclosures of cash flow information:
Interest paid	$23,286	$—

Supplemental disclosures of non-cash activities:
Addition of intangible assets through stock issuance	—	$(5,599,981)

The accompanying notes are an integral part of these unaudited consolidated financial statements .

HOTPLAY ENTERPRISE LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Three months ended May 31, 2021 and 2020

(Unaudited)

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

Hotplay Enterprise Limited (“HotPlay”), a British Virgin Islands corporation formed on April 14, 2020, is under the common control of Red Anchor Trading Corp. (“RATC”), a British Virgin Island Company by 58% of share. RATC is dominance of Nithinan Boonyawattanapisut and John Todd Bonner (“Bonner family”). The three other Thai shareholders are Tree Roots Entertainment Group Company Limited (“TREG”), T&B Media Global (Thailand) Company Limited (“T&B”) and Dees Supreme Company Limited (“DS”).

Hotplay (Thailand) Company Limited (“HP Thailand”), was established in Thailand on March 6, 2020 by RATC, TREG, T&B, DS and Nithinan Boonyawattanapisut (the CEO of Hotplay and HP Thailand). HP Thailand is structured as an operating affiliate of HotPlay, to create a collaboration between the partners to expand the HotPlay Platform, an In-Game Advertising (IGA) platform which was originated and built by RATC. HotPlay and HP Thailand (collectively “the Company”) believes that the functionality of IGA platform will bridge the gap between advertisers and gamer populations.

The accompanying consolidated financial statements as of May 31, 2021, include the accounts of the Hotplay and , HP Thailand. Prior to the acquisition of HP Thailand, 49% or 49,000 shares of HP Thailand’s common stock had been held by RATC on behalf of HotPlay since March 6, 2020. After incorporation and pursuant to the Share Exchange Agreement, HotPlay received 49% shares transfer of HP Thailand’s from RATC on September 17, 2020. As a result, HP Thailand was consolidated HP Thailand as the entity was under common control. All significant transactions and balances among the Company and its subsidiary have been eliminated upon consolidation.

On July 21, 2020, HotPlay and HP Thailand entered into binding definitive Share Exchange Agreements with NextPlay Technologies, Inc. formerly Monaker Group, Inc. (“MKGI”), a technology leader in the travel and vacation rental markets, and shareholders of HotPlay (RATC, T&B, TREG and DS) relating to the proposed acquisition of 100% of the outstanding shares of HotPlay from the shareholders of HotPlay in exchange of a majority stake in MKGI. Under the terms of the Agreements, upon the closing thereof, the shareholders of HotPlay will become the majority shareholders of MKGI and HotPlay will become a wholly-owned subsidiary of MKGI following the closings.

Going Concern

The company was incorporated in 2020, and has had losses since inception. As of May 31, 2021 ,the Company has positive equity of $9,391,698, current assets of $16,508,522 and total assets of $24,602,057, where as total liabilities were $15,210,359 and accumulated deficit of $1,597,436. The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.

Management’s plans with regard to this going concern are as follows: the Company will continue to raise funds through MKGI by way of public offerings of equity pursuant to the Share Exchange Agreeement, develop an IGA Platform to serve all aspects of commercial requirements, the HotPlay’s management is working aggressively to increase market penetration of IGA platform and continuously driving the activities to create brand awareness and connect with new customers and the strong partnerships which we anticipate will result in generating revenues. Subsequent to the period, the Company entered into software development and licensing agreement with MKGI to develop online travel platform and applications. In addition, the Company has engaged partnership agreements with media advertising exchanges to expand the future collaboration. Management believes that the actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern.

Basis of Presentation

The Consolidated financial statements  have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and present the Consolidated balance sheets of HotPlay and HP Thailand as of May 31, 2021 and the Consolidated statements of comprehensive income, changes in shareholders’ equity and cash flows for the three months ended May 31, 2021 and 2020. All significant intercompany balances and transactions among the legal entities were eliminated upon the combining of the financial statements .

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) for interim financial information. Accordingly, the consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the consolidated financial statements for the period from March 6, 2020 (date of inception) to February 28, 2021 and notes thereto and other pertinent information contained therein.

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand and deposits with banks. The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Intangible Assets

The Company recognizes internal use software in accordance with ASC 350-40, Intangibles - Goodwill and Other - Internal Use Software (“ASC 350-40”). Thus, the Company capitalizes software development costs, including Payroll and payroll-related costs, external direct costs of services consumed in developing or obtaining internal-use computer software, beginning when it determines certain factors are present including, among others, that technology exists to achieve the performance requirements and/or buy versus internal development decisions have been made. The Company has capitalized certain internal use software costs totaling approximately $3,045,531 from inception through May 31, 2021. And capitalized costs are amortized based on the straight-line method over the remaining estimated economic life of the product.

Other intangible assets are acquired through the investments of shareholders, and mainly consist of In-Game-advertising application and copyright license. The Company records other intangible assets acquired at historical cost on the date invested. Other Intangible assets are carried at cost less accumulated amortization and impairment loss, if any, and amortized using the straight-line method over their estimated useful life.

Impairment of Intangible Assets

In accordance with Accounting Standards Update No. 2012-02, Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets, the Company assesses the impairment of identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important, which could trigger an impairment review include the following:

1.Significant underperformance compared to historical or projected future operating results;

2.Significant changes in the manner or use of the acquired assets or the strategy for the overall business; and

3.Significant negative industry or economic trends.

When the Company determines that the carrying value of an intangible asset may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. Intangible assets that have finite useful lives are amortized over their useful lives.

Foreign Currency Transactions

Foreign currency transactions during the year are translated into US dollars at the rates prevailing at the date of transactions. Monetary assets and liabilities denominated in foreign currencies at the statement of financial position date are translated into US dollars at the prevailing bank rates at that date. Gains or losses on translation are credited or charged to current operations in Consolidated statement of comprehensive loss.

Foreign Currency Matters — Translation of Financial Statements

Assets and liabilities recorded in foreign currencies are translated at the exchange rate on the balance sheet date. Revenue and expenses are translated at average rates of exchange prevailing during the period. Any translation adjustments are reflected as a separate component of stockholders’ equity (deficit) and have no effect on current earnings. Gains and losses resulting from foreign currency transactions are included in current results of operations. During the three months ended May 31, 2021, the Company had aggregate foreign currency translation losses of $52,023.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes (“ASC 740”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in its financial statements or tax returns. Under ASC 740, the Company determines deferred tax assets and liabilities based on the temporary difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which it expects the differences to reverse. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely that the net deferred asset will not be realized.

Uncertain tax positions

In order to assess uncertain tax positions, the Company applies a more-likely-than-not threshold and a two step approach for the tax position measurement and financial statement recognition. Under the two-step approach, the first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more-likely-than-not that the position will be sustained, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likelihood of being realized upon settlement. The Company recognizes interest and penalties, if any, under accrued expenses and other current liabilities on its Consolidated balance sheets and under income tax expenses in its Consolidated statements of operations and comprehensive loss

Earnings per Share

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding during the period. Basic earnings per share are computed by dividing net income or loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share are calculated by dividing the net income or loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. There are no such common stock equivalents outstanding and no other dilutive securities outstanding as of May 31, 2021.

Comprehensive Loss

Comprehensive loss is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from shareholders and distributions to shareholders. Accumulated other comprehensive loss, as presented on the accompanying Consolidated statement of financial position are the cumulative foreign currency translation adjustments.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates.

Fair Value of Financial Instruments

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820, Fair Value Measurements, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of the fair value hierarchy under FASB ASC 820 are described as follows:

Level 1— Inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that management has the ability to access.

Level 2 — Inputs utilize data points that are observable such as quoted prices, interest rates and yield curves.

Level 3 — Inputs are unobservable data points for the asset or liability and include situations where there is little, if any, market activity for the asset or liability.

 The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company has various financial instruments, including cash and cash equivalents, and other current assets, payables, amount due to related parties, notes payable and certain other current liabilities. The carrying value of such financial instruments in the accompanying consolidation as of the balance sheet approximate their fair values due to their short-term nature. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Recent Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced an expected credit loss model for the impairment of financial assets measured at amortized cost basis. That model replaces the probable, incurred loss model for those assets and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. Through the amendments in this Update, the FASB added Topic 326, Financial Instruments-Credit Losses, and made several consequential amendments to the standard. For public business entities, the amendments in this Update will be effective for fiscal years beginning after December 15, 2020. The Company is in the process of assessing the impact on its consolidated financial statements from the adoption of the new guidance.

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes. This guidance will be effective for entities for the fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020 on a prospective basis, with early adoption permitted. The Company will adopt the new standard effective March 1, 2021 and do not expect the adoption of this guidance to have a material impact on our Consolidated financial statements.

In January 2020, the FASB issued Accounting Standards Update No. 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) (ASU 2020-01), which clarifies the interaction of the accounting for equity securities under Topic 321, the accounting for equity method investments in Topic 323, and the accounting for certain forward contracts and purchased options in Topic 815. This guidance will be effective for entities for the fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020 on a prospective basis, with early adoption permitted. The Company currently has no security investment, thus, the Company is anticipating that the there is no material impact from adoption of the new guidance.

NOTE 3. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

	May 31, 2021	February 28, 2021

Input Value-Added Taxes	$255,317	$209,305
Other current assets	8,779	26,441
Total	$264,096	$235,746

NOTE 4. PROPERTY AND EQUIPMENT, NET

The Company depreciates its property and equipment on a straight-line basis over the assets’ useful lives, which range from 5 to 10 years.

	May 31, 2021	February 28, 2021	Average useful lives

Furniture and fixtures	$480	$494	5-10 years
Office Equipment	496	510	5 years
Computers	39,504	26,170	5 years
Total	40,480	27,174
Less: Accumulated depreciation	(3,057)	(1,381)
Net	$37,423	$25,793

Depreciation expense was $3,057 and $0 for the period for the three months ended May 31, 2021 and 2020, respectively.

NOTE 5. INTANGIBLE ASSETS

The Company amortizes its intangible assets on a straight-line basis over the estimated useful lives, which range from 5 to 20 years. No amortization is provided on software under development.

Intangible assets as of May 31 , 2021 and February 28, 2021 consisted of the following:

	May 31, 2021	February 28, 2021	Average useful lives

In-game-advertising application and platform	$2,126,064	$2,126,064	6-10 years
Copyright licensing – animated characters	3,473,917	3,473,917	10-20 years
Software under development	3,045,531	2,619,047	—
Computer Software	3,892	790	5 years
Total	$8,649,404	$8,219,818
Less: Accumulated amortization	(593,292)	(460,215)
Net	$8,056,112	$7,759,603

Amortization expense for the intangible assets was $133,077 and $63,332 for the three months ended May 31, 2021 and 2020, respectively.

Based on the carrying value of definite-lived intangible assets as of May 31, 2021, we estimate our amortization expense for the next five years will be as follows:

Amortization Expense
As of May 31, 2021
2022	532,409
2023	532,409
2024	532,409
2025	532,409
2026 onwards	5,926,476
Total	$8,056,112

NOTE 6. ACCOUNT PAYABLE AND ACCRUED EXPENSES

	May 31, 2021	February 28, 2021

Accounts Payable - Professional fee	3,304	72,667
Accounts Payable - Other	25,384	9,112
Accrued expenses - Software development	183,728	176,062
Accrued expenses	90,662	86,100
Total	$303,078	$343,941

NOTE 7. RELATED PARTIES TRANSACTIONS

a)	Related parties

Name of related parties	Relationship with the Company
Red Anchor Trading Corporation (“RATC”)	A shareholder of the Company and controlled by CEO of the Company and a director of the Company
Tree Roots Entertainment Group Company Limited (“TREG”)	A shareholder of the Company
T&B Media Global (Thailand) Company Limited (“T&B”)	A shareholder of the Company
Dees Supreme Company Limited	A shareholder of the Company
Hotnow (Thailand) Company Limited (“Hotnow”)	An entity controlled by the CEO of the Company
True Axion Interactive Company Limited (“TAI”)	An entity controlled by the CEO of the Company
Magnolia Quality Development Corporation Limited (“MQDC”)	A shareholder of TREG which is a shareholder of the Company
Longroot (Thailand) Limited	An entity controlled by a director of the Company
Longroot Holding (Thailand) Limited	An entity controlled by a director of the Company
Nithinan Boonyawattanapisut	CEO of the Company, A shareholder of the Company, RATC, Hotnow and TAI
NextPlay Technologies, Inc [formerly Monaker Group, Inc. (“MKGI”)]	An entity that the Company entered into binding definitive share exchange agreement

Other than disclosed elsewhere, the Company had the following significant related party transactions for the three months ended May, 31, 2021.

Payment for convertible notes receivable from:
NextPlay Technologies, Inc [formerly Monaker Group, Inc.]	$12,000,000
Cash receipt for convertible Notes Payable from:
Tree Roots Entertainment Group Co., Ltd	12,000,000
Advance payment for asset acquisition to:
Hotnow (Thailand) Company Limited	149,533
Interest income of convertible notes receivable:
NextPlay Technologies, Inc [formerly Monaker Group, Inc.]	13,644
Repayment of Short-term Loan:
Tree Roots Entertainment Group Co., Ltd	223,937
Cash recepit for deferred revenues from:
NextPlay Technologies, Inc. [formerly Monaker Group, Inc.]	2,000,000
Interest expense of loan from:
Magnolia Quality Development Corporation Limited	10,886
Tree Roots Entertainment Group Company Limited	43,716
Rental expense:
Tree Roots Entertainment Group Co., Ltd	27,449
Payment of loan interest:
Magnolia Quality Development Corporation Limited	10,531
Tree Roots Entertainment Group Co., Ltd	12,755
Payment of contract cost:
Hotnow (Thailand) Company Limited	489,147

b) The Company had the following related party balances as of May 31, 2021:

	Nature	May 31 , 2021
Convertible notes receivable:
NextPlay Technologies, Inc.		$15,000,000
Amounts due to related parties:
NextPlay Technologies, Inc.	Accrued Interest income	25,037
Advance payment to a related party
Hotnow (Thailand) Company Limited		149,533
Amounts due to related parties:
Magnolia Quality Development Corporation Limited	Accrued Interest expense	3,669
NextPlay Technologies, Inc.	Advance	7,500
Tree Roots Entertainment Group	Other payable	4,523
	Accrued Interest expense	34,856
	Accrued rental expense	45,760
Total		$96,308
Convertible Notes Payable, related party
Tree Roots Entertainment Group		12,000,000
Notes payable:
Magnolia Quality Development Corporation Limited		$480,000
Tree Roots Entertainment Group		320,000
Total		$800,000
Deferred revenue, related party
NextPlay Technologies, Inc. [formerly Monaker Group, Inc.]		2,000,000

The Company entered into a convertible promissory note agreements with MKGI. The notes were issued pursuant to the terms of the Share Exchange Agreement dated July 21, 2020 (Note 1). Conditions of the promissory notes includes (a) total $15,000,000 with an interest rate of 1% per annum; (b) a provision providing for the forgiveness in the event that the share exchange agreement is terminated under certain circumstances and (c) an automatic conversion into restricted MKGI. Common Stock under certain circumstances subject in all cases to the rules and requirements of the Principal Market.

Upon the condition set forth in Note purchase agreement with TREG dated October 8, 2020, HotPlay received transfers of loan in amount of $9,000,000, $1,000,000, and $2,000,000, on March 16, 2021, March 24, 2021, and April 15, 2021 respectively. With the April 15, 2021, HotPlay has loaned from TREG all $12,000,000. Conditions of the promissory notes includes (a) the Note shall be solely used for the satisfying the funding obligations of HotPlay to MKGI set forth in the Share Exchange Agreement (b) upon the closing of the Share Exchange Agreement, the outstanding principal amount of the Note shall automatically convert into fully paid in exchange for shares of common stock of MKGI at a price per share equal to the conversion price (c) total principal amount with an interest rate of 5% per annum shall accrued and repaid upon the conversion of the Note.

Pursuant to the terms of Share Exchange Agreement, HotPlay loaned to MKGI in amount of $3,000,000, $9,000,000, $1,000,000, and $2,000,000, respectively and were evidenced by Convertible Promissory Notes dated effective September 1, 2020 ,March 16, 2021, March 19, 2021, and April 15, 2021 respectively. With the April 15, 2021, HotPlay has loaned to MKGI all $15 million of the funds required to be funded.

On March 31, 2021, HP Thailand entered into Asset purchase agreement with Hotnow, a related party, which is also under the same common control of HotPlay to purchase some of the assets, all software used in the business including all rights under licenses and other agreements and employees with the aggregate price of 19,500,000 Thai Baht (approximately $624,000). On April 7, 2021, HP Thailand made an advanced payment to HotNow in amount of 5,000,000 Thai Baht (approximately $149,533) pursuant to the terms of the Asset purchase agreement.

The Company entered into a short term loan with MQDC for $480,000 (15,000,000 Thai Baht) with an accrued interest rate of 9% per annum which is payable on demand and unsecured. Accured interest on this loan was $3,669 as of May 31, 2021.

The Company entered into a short term loan with TREG for $543,000 (17,000,000 Thai Baht) with an accrued interest rate of 9.7% per annum which is payable on demand and unsecured. Accured interest on this loan was $4,445 as of May 31, 2021. On May 31, 2021, HP Thailand repaid 7,000,000 Thai Baht (approximately $223,000) short-term loan from TREG.

On March 17, 2021 HotPlay entered into Development and Licensing agreement with MKGI to license software frameworks “HotNow Platform” using the Platform as the foundation, to develop MKGI online traval platform and applications. The service fee and upfront fee are in total of $1,100,000. In addition, on May 20, 2021 HotPlay entered into Development and Licensing agreement with MKGI to expand services in the business of developing traval platform, Game publishing platform and solutions. The upfront retainer fee amounted to $900,000. The payment was made in full by MKGI on March 26, 2021 and May 24, 2021 respectively.

NOTE 8. SHARE CAPITAL

As of April 14, 2020, Hotplay Enterprise Limited (“HotPlay”) was authorized to issue 120,000 shares with US$100 par value per share of a single class of Common stock.

On February 9, 2021, HotPlay registered an additional 24,000 shares of common stock for cash $3,000,000 with the Registrar of Corporate Affairs, Territory of the British Virgin Islands for a total of 144,000 shares at a par value of $100 per share to facilitate the business operations of the Company.

As of May 31 , 2021, Hotplay has 144,000 shares issued and outstanding.

NOTE 9. LOSS PER SHARE

The calculation of basic and diluted loss per share is based on the following data:

	For the three months ended May 31, 2021	For the three months ended May 31, 2020
Numerator
Loss for the period and loss used in basic and diluted EPS (US$)	$(397,127)	$—

Denominator
Weighted average number of ordinary shares used in basic and diluted loss per share	144,000	120,000

Basic and diluted loss per share (US$)	$(2.7578)	$—

Basic net loss per share is computed using the weighted average number of the ordinary shares outstanding during the period. Net loss per share is computed using the weighted average number of ordinary shares and ordinary equivalent shares outstanding during the period.

NOTE 10. LEASE

During the period, the Company entered into a lease agreement with a related party effective from January 1, 2021 to September 30, 2021, for the monthly fee of 286,002 Thai Baht (approximately $9,000).

NOTE 11. COMMITMENTS AND CONTINGENCIES

The Company is subject to certain claims and lawsuits typically filed against personal computer and mobiles games companies, alleging primarily professional errors or omissions. While management does not believe that the resolution of these claims will have a material adverse effect, individually or in aggregate, on its financial position, results of operations or cash flows, management acknowledges the uncertainty surrounding the ultimate resolution of these matters. As of May 31, 2021, the Company did not have any other significant indemnification claims that were probable or reasonably possible, except the following.

As described in note 1, pursuant to the Share Exchange Agreement, until the earlier of the (a) the termination of the Share Exchange; and (b) the Closing, MKGI and the Company (both for itself and HP Thailand) have agreed to only operate in the ordinary course of business, including: to not enter into any material agreements (other than in the ordinary course of business); to not issue any securities other than securities issued in connection with raising funding which is required as a condition to closing, or increase any compensation payable to any employees; to not amend their organizational documents or amend or terminate any material agreements; to not incur any indebtedness, or pay or settle any claims; to not change any reporting methods, or declare any dividends; to not make any capital expenditures over $100,000, or take certain other actions, with any of the foregoing permitted with written approval as to HotPlay and HP Thailand, and HotPlay as to MKGI, subject to certain exceptions relating to MKGI which have previously been agreed to by HotPlay and the HotPlay Stockholders.

In addition to Share Exchange Agreement, the obligations of HotPlay and the stockholders to close the transaction contemplated therein and perform obligation under the agreement, (a) Immediately prior to Closing, HotPlay shall have available cash of at lease $15,000,000, less any funds advanced to MKGI (b) HotPlay shall have timely loaned all of the funds required to MKGI $1,000,000 (“Initial Bridge Loan”) with the conditions described in note 7(c) and an additional $1,000,000 (each a “Subsquent Loan”, and together with the initial Bridge Loan, the “HotPlay Loans”) to provide funding to support any fees of transactions in connection with the agreement, each on substantially similar terms as the initial Bridge Loan and to be evidenced by promissory notes, (c) HotPlay shall have acquired 49% of HP Thailand’s shares prior to HotPlay obtains grant of a Foreign Business Certificate by Ministry of Commerce (MOC). Accordingly, until such time, HotPlay shall take action for HP Thailand to file an application to the BOI for grant of Investment Promotion, which shall entitle HP Thailand to certain benefits and privileges, including 99.8% foreign ownership of HP Thailand.

On January 8, 2021 and February 1, 2021 HotPlay entered into Note purchase agreement with TREG to loan convertible promissory note in the total of $12,000,000. Conditions of the promissory notes includes (a) the Note shall be solely used for the satisfying the funding obligations of HotPlay to MKGI set forth in the Share Exchange Agreement (b) upon the closing of the Share Exchange Agreement, the outstanding principal amount of the Note shall automatically convert into fully paid in exchange for shares of common stock of MKGI at a price per share equal to the conversion price (c) total principal amount with an interest rate of 5% per annum shall accrued and repaid upon the conversion of the Note.

On January 15, 2021, Axion Ventures, Inc., filed a civil claim in the Supreme Court of British Columbia, against John Todd Bonner, Nithinan Boonyawattanapisut, HotPlay, MKGI, Cern One Limited, RATC, CC Asia Pacific Ventures Ltd., Longroot, Inc. and certain other parties. The claim alleges that Mr. Bonner and his wife, Ms. Boonyawattanapisut, used their positions as directors and officers of Axion and certain of its subsidiaries, together with the other defendants, to unlawfully take ownership of Axion’s subsidiaries and assets, including its intellectual property. Axions’ claim includes causes of action for conspiracy and fraud; theft of Axion intellectual property and ownership of Longroot; an investor scheme; breaches of fiduciary duty by Mr. Bonner and Ms. Boonyawattanapisut and others; negligence; knowing assistance of breach of fiduciary duty; collective trust; knowing receipt of trust property; knowing assistance in dishonest conduct; unjust enrichment; and breach of honest performance. The claim seeks general and special damages for conspiracy, damages for breaches of fiduciary duties, accountings and repayments of amounts alleged improperly paid, including to MGKI, interim, interlocutory and permanent injunctions, rescission of the issuance of shares of Longroot Cayman; restitution; the return of Axion’s intellectual property; and other accountings, damages, punitive damages, interest and special costs.

According to the lawsuit, the plaintiff intentionally aims to prosecute an individual, not HotPlay directly, and all defendants filed a jurisdictional response to dispute Axion’s claims. The Company therefore believes that this litigation is without merit.

NOTE 12. SUBSEQUENT EVENTS

In accordance with ASC 855-10, “Subsequent Events”, the Company has analyzed its operations subsequent to May 31, 2021 to September 8, 2021, the date when the financial statements were issued. The Management of the Company determined that there were no reportable events that occurred during that subsequent period that have not been disclosed.

Related party Transactions

On June 30, 2021, MKGI was able to close the transaction contemplated by the Share Exchange Agreement by issuing 52,000,000 shares of MKGI’s common stock to HotPlay stockholders in exchange for 100% of the outstanding capital shares of HotPlay, making HotPlay a wholly-owned subsidiary of MKGI. Subsequently, MKGI completely changed its name to NextPlay Technologies (“NXTP”).

Currently, HP Thailand is in process of filing an application to obtain grant of a Foreign Business Certificate by MOC allowing HotPlay hold 99.8% of HP Thailand and HotPlay is in preparation of delivering NextPlay a share certificates of HotPlay.

According to the Asset purchase agreement described in Note 7, on June 7, 2021 HP Thailand paid the remaining cost of asset purchase to HotNow in amount of 14,5000,000 Thai Baht (approximately $474,467) pursuant to the terms of the Asset purchase agreement.

On July 27, 2021, the Company received loan from NXPT in amount of $700,000 without interest, which is payable on demand and unsecured.

On Aug 13, 2021, the Company paid TREG for rental and service expenses during January – March 2021 in amount of 858,006 Thai Baht (approximately $26,000).

Lease

On September 1, 2021, HP Thailand entered into a lease agreement with a third party effective from September 1, 2021 to October 31, 2024, for the monthly fee of 450,000 Thai Baht (approximately $14,400) on August 19, 2021, HP Thailand paid deposit pursuant to the terms of rental agreement in total amount of 2,700,000 Thai Baht (approximately $86,400).